CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 22, 2025, with respect to the consolidated financial statements of Allspring Alternative Risk Premia Fund, one of the funds comprising Allspring Funds Trust, as of June 30, 2025, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts
October 22, 2025